UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2013

Hines Global REIT, Inc.
__________________________________
Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 2, 2013, Hines Interests Limited Partnership (“Hines”), the sponsor of Hines Global REIT, Inc. (“Hines Global”) issued a press release related to Hines Global’s acquisition of Riverside Center (described below). A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

Riverside Center Acquisition

On March 27, 2013, a subsidiary of Hines Global acquired Riverside Center, an office complex containing 509,702 square feet of rentable area that is 97% leased to 19 tenants, and is located in a suburb of Boston, Massachusetts. The seller, MA-Riverside Project, LLC, is not affiliated with Hines Global or any of its affiliates. The contract purchase price for Riverside Center was $197.3 million. The acquisition was funded with proceeds from Hines Global's revolving credit facility and proceeds from a bridge loan. The bridge loan made by JPMorgan Chase Bank, N.A. on March 27, 2013, has a maximum borrowing amount of $150.0 million, requires interest at LIBOR plus a margin of 1.75%, ranging up to 2.75%, subject to certain leverage calculations and has a term of 60 days, with an option to extend the maturity date for 30 days, subject to certain conditions.

Second Quarter 2013 Distributions
With the authorization of its board of directors, Hines Global declared distributions for the months of April - June 2013. These distributions will be calculated based on stockholders of record each day from April through June 2013 in an amount equal to $0.0017808 per share, per day. Distributions will be paid on the first business day following the completion of each month to which they relate. All distributions will be paid in cash or reinvested in stock for those participating in the distribution reinvestment plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release of Hines, dated April 2, 2013

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the relating to the timing of payment of distributions described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the ability and willingness of current tenants to continue to make rental payments pursuant to their leases and other risks described in the “Risk Factors” section of Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

April 2, 2013	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1*	Press Release of Hines, dated April 2, 2013
* Filed herewith